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Exhibit 23.3


                          CONSENT OF RUTAN & TUCKER, LLP

                                 July 20, 2005



netGuru, Inc.
22700 Savi Ranch Parkway
Yorba Linda, California 92887



Re:  Registration Statement on Form S-3 (333-124920)

Ladies and Gentlemen:

     We hereby consent to the use by netGuru, Inc., a Delaware corporation, of our name under the caption "Legal Matters" in the prospectus forming a part of the registration statement to which this consent is an exhibit. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                                             Very truly yours,

                                             /s/ RUTAN & TUCKER, LLP